Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of FEDERATED GOVERNMENT INCOME
   SECURITIES, INC.

We consent to the use in Post-Effective Amendment No. 37 to the Registration Statement 2-74191 of Federated Government Income Securities, Inc. of our report dated April 23, 1998 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



By: /s/ Deloitte & Touche LLP
    DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 28, 1998